UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 William Street, 22nd Floor, New York, New York 10038
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 227-2242

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On July 31, 2009, Global Investor Services, Inc. (the “Company”) entered into a securities purchase agreement (the “July 2009 Agreement”) with accredited investors (the “July 2009 Investors”) pursuant to which the July 2009 Investors purchased an aggregate principal amount of $850,000 of 8% Convertible Promissory Notes for an aggregate purchase price of $850,000 (the “July 2009 Notes”).  In addition, for every $1.00 in July 2009 Notes purchased, the July 2009 Investors received a common stock purchase warrant to acquire approximately sixteen and two thirds (16 2/3) shares of common stock (the “July 2009 Warrants”) resulting in the issuance of July 2009 Warrant to purchase an aggregate of 14,166,677 shares of common stock of the Company.

The July 2009 Notes are convertible at the option of the holder at any time into shares of common stock at a conversion price equal to $0.03 per share.  The conversion price of the July 2009 Notes is subject to weighted average anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.   The full principal amount of the July 2009 Notes is due upon a default under the terms of the July 2009 Notes. The July 2009 Notes is secured by all of the assets of the Company, including, but not limited to, the list of the Company’s subscribers, contracts with the subscribers and all intellectual property and source codes.   The July 2009 Notes bear interest at 8% and mature three years from the date of issuance. The Company may pay interest in cash or shares of common stock of the Company, at the option of the holder.  If the Company pays  interest in shares of common stock, then the amount of shares to be delivered shall be equal to the dollar amount of the interest owed divided by the average closing price for the Company’s common stock during the 30 calendar days immediately prior to the interest due date of the July 2009 Notes.

The July 2009 Warrants are exercisable for a period of five years from the date of issuance at a price of $0.05 per share.  In the event that the Company’s volume weighted average price is greater than $0.25 for a period of 30 consecutive days, then the Company, within 30 days of such event occurring, may send notice to the July 2009 Investors advising that the warrants must be exercised within 30 days of such notice.  The July 2009 Warrants are subject to weighted average anti-dilution adjustment for subsequent issuances by the Company at a price less than the conversion price of the July 2009 Notes, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

As of the date hereof, the Company is obligated on $850,000 face amount of July 2009 Notes issued to the July 2009 Investors. The July 2009 Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to the July 2009 Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The July 2009 Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financial statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Securities Purchase Agreement

4.2	Form of Convertible Promissory Note

4.3	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By: /s/ WILLIAM KOSOFF
Name: William Kosoff
Title: Chief Financial Officer and Director

Date:	August 5, 2009
New York, New York